WRITTEN INSTRUMENT AMENDING THE

FIRST AMENDED AND RESTATED DECLARATION OF TRUST

aSSET management FUND

WHEREAS, the Trustees of Asset Management Fund (the “Trust”) previously established and designated the LongCap Value Fund (the “Fund”) as a series of the Trust;

WHEREAS, there are no Interests in the Fund outstanding as of the date hereof;

WHEREAS, Section 6.2(b) and 6.19 of Article VI of the Trust’s First Amended and Restated Declaration of Trust dated September 22, 2006 (the “Declaration of Trust”) authorizes the Trustees to abolish any series if no Interests are outstanding;

The undersigned, the Trustees of the Trust, a Delaware statutory trust, pursuant to Section 9.3 of Article IX of the Declaration of Trust, do hereby amend the Declaration of Trust effective as of June 30, 2016 as follows:

1.	LongCap Value Fund, a previously established and designated series of the Trust is hereby abolished.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have this 30th day of June, 2016 signed these presents, in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

/s/ David F. Holland	/s/ Carla S. Carstens
David F. Holland	Carla S. Carstens

/s/ David J. Gruber	/s/ Dana A. Gentile
David J. Gruber	Dana A. Gentile